EXHIBIT 11

                           APPLIED MICROSYSTEMS CORPORATION

                          COMPUTATION OF EARNINGS PER SHARE
                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
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

                                                                   THREE MONTHS ENDED JUNE 30,
                                                                     1997             1996
                                                                 --------         --------
Average shares outstanding                                          6,772              6,508
Net effect of dilutive stock warrants and options  based on the
 treasury stock method using average market price                     487                598
                                                                 --------          ---------
Total                                                               7,259              7,106
                                                                 --------          ---------
                                                                 --------          ---------

Net Income                                                           $647               $996
                                                                 --------          ---------
                                                                 --------          ---------

Per share amount                                                    $0.09              $0.14
                                                                 --------          ---------
                                                                 --------          ---------




                                                                   SIX MONTHS ENDED JUNE 30,
                                                                     1997             1996
                                                                 --------          -------
Average shares outstanding                                          6,735            6,493
Net effect of dilutive stock warrants and options based
 on the treasury stock method using average market price              482              600
                                                                 --------          -------

Total                                                               7,217            7,093
                                                                 --------          -------

Net Income                                                           $689           $1,698
                                                                 --------         --------

Per share amount                                                    $0.10            $0.24
                                                                 --------         --------
                                                                 --------         --------
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